UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2022
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2022, Abraxas Petroleum Corporation (the “Company”) filed a Current Report on Form 8‑K to disclose that a private sale of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), occurred on September 14, 2022 in which Biglari Holdings Inc. (“Holdings”), an Indiana corporation with shares registered for trading on the New York Stock Exchange, (i) purchased from AG Energy Funding, LLC (“AGEF”) the 685,505 shares of Preferred Stock (the “Preferred Shares”) that the Company issued to AGEF pursuant to an exchange agreement between AGEF and the Company dated January 3, 2022 (the “Prior Agreement”), and (ii) assumed all of AGEF’s rights, titles, and interests in, and obligations and duties under, the Prior Agreement. Owning the Preferred Shares entitles Holdings to vote approximately 82.5% of the total voting power of the Company’s outstanding capital stock. Subsequent to the private sale, Holdings proposed an exchange of the Preferred Shares for the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to which the Company would issue Holdings 90,631,287 shares of Common Stock (the “Stock Consideration”) in exchange for the Preferred Shares (such transaction, the “Exchange”).

To issue the Stock Consideration to Holdings as contemplated by the Exchange, an amendment to the Company’s Articles of Incorporation, as amended, is needed to increase the number of shares of Common Stock authorized for the Company’s issuance from 20,000,000 shares to 150,000,000 shares. The proposed amendment (the “Amendment”) is discussed in greater detail in the preliminary proxy statement on Form PRE 14A that the Company filed on September 26, 2022, in which the Board is soliciting proxies to vote shares of Preferred Stock and Common Stock at a Special Meeting of Stockholders (the “Special Meeting”) for the purpose of approving and adopting the Amendment.

On September 23, 2022, the Company’s board of directors (the “Board”) approved the Company’s entry into an exchange agreement with Holdings that defines the terms of the Exchange (the “Exchange Agreement”). The Company and Holdings entered into the Exchange Agreement on September 27, 2022. Subject to the approval of the Company’s stockholders to the Amendment and the acceptance of the Amendment by the Nevada Secretary of State, the Exchange Agreement requires the Company to cause the shares of Stock Consideration to be registered in Holdings’ name with the Company’s transfer agent in book-entry form, and for Holdings to assign and transfer all of the Preferred Shares to the Company by delivering a Stock Power and Assignment. The closing of the Exchange will occur as soon as reasonably practicable after the conclusion of the Special Meeting or at some other time as the Company and Holdings agree. Upon consummation of the Exchange, the Company will cancel the Preferred Shares and the Preferred Stock Certificate of Designation setting forth the terms of the Series A Preferred Stock so that only Common Stock will remain outstanding. Holdings’ ownership of the Stock Consideration will represent the right to vote 90% of the total voting power of the Company’s outstanding Common Stock.

The foregoing description of the Exchange Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed herewith as Exhibit10.1.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

10.1         Exchange Agreement between the Company and Holdings dated September 27, 2022.
104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:         /s/ Robert L.G. Watson
Robert L.G. Watson
Chairman of the Board, President, and Chief Executive Officer

Dated: October 3, 2022